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                                                                    EXHIBIT 23.3

[WILLIAMSON Petroleum Consultants, Inc. Letterhead]

               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-3, to be filed with the Securities and Exchange
Commission on or about January 7, 2002, of information from our reserves report dated February 20, 2001 entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Major-Value Properties in the United States, Effective December 31, 2000, for Disclosure to the Securities and Exchange Commission, Utilizing Aries Software, Williamson Project 0.8823" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
January 7, 2002